Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

QUINCY RESOURCES INC.

NON-TRANSFERABLE SHARE PURCHASE WARRANT

This is to certify that for value received, [NAME], is entitled to purchase up to [NUMBER] fully paid and non-assessable common shares Quincy Resources Inc. (the "Company") pursuant to this Non-Transferable Share Purchase Warrant (the "Warrant") on the following terms and conditions:

(a) the aforesaid [NUMBER] common shares may be purchased at any time up to 4:30 p.m., Vancouver Time, on [EXPIRY DATE];

(b) the exercise price is US$0.25 per share;

(c) this Warrant may be exercised only at the head office of the Company;

(d) this Warrant is non-transferable; and

(e) this Warrant has further terms and conditions attached thereto as set out in the Schedule "A" attached hereto.

The terms used herein shall have the same meaning as set out and used in the terms and conditions attached hereto as Schedule "A".

IN WITNESS WHEREOF the Company has caused its common seal to be affixed hereto this [DATE].

The Common Seal of Quincy Resources Inc.
was hereto affixed in the presence of:

____________________________) C/S

____________________________)

SCHEDULE "A"

TO THE SHARE PURCHASE WARRANTS

OF

QUINCY RESOURCES INC.

Terms and conditions attached to the non-transferable Share Purchase Warrants of QUINCY RESOURCES INC.

ARTICLE ONE - INTERPRETATION

Section 1.01 - Definitions

In these terms and conditions, unless there is something in the matter or context inconsistent therewith:

  "Company" means QUINCY RESOURCES INC. until a successor corporation shall have become such in the manner prescribed in article 7, and thereafter "Company" shall mean such successor corporation;
  "Companys Auditors" means an independent firm of accountants duly appointed as auditors of the Company;
  "Companys Head Office" means 309 Center Street, Hancock, MI 49930 or such other registered office that the Company may from time to time have;
  "Director" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a board, or whenever duly empowered, action by a committee of the board;
  "herein", "hereby" and similar expressions refer to these terms and conditions as the same may be amended or modified from time to time; and the expression "article" and "section" followed by a number refer to the specified article or section of these terms and conditions;
  "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;
  "Shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;
  "Subscription Price" means the subscription price indicated on the Warrant Certificate to which this Schedule A is attached;
  "Warrant Certificate" means the Share Purchase Warrant Certificate to which this Schedule A is attached;
  "Warrant Exercise Form" means the exercise form for the Share Purchase Warrants attached to this Schedule A;
  "Warrant Holder" means the registered holder of the Warrants as shown on the Warrant Certificate to which this Schedule A is attached;
  "Warrant Holders" means all of the holders, from time to time, of outstanding Share Purchase Warrants issued by the Company;
  "Warrants" means the Share Purchase Warrants of the Company issued and presently authorized as set out in section 2.01 hereof and as outstanding from time to time; and
  words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.02 - Interpretation Not Affected by Headings

The division of these terms and conditions into articles and sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation thereof.

Section 1.03 - Applicable Law

The Warrants shall be construed in accordance with the laws of the State of Nevada.

ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - Issue of Warrants

The Warrants entitle the Warrant Holders to purchase an aggregate of [NUMBER] Shares which are authorized to be issued by the Company.

Section 2.02 - Additional Warrants

The Company may at any time and from time to time do further equity or debt financing and may issue additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Issue in Substitution for Lost Warrant Certificates

(a) In case a Warrant Certificate shall become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant Certificate and the exchanged or substituted Warrant Certificate shall confer the same rights and benefits as such mutilated, lost, destroyed or stolen Warrant Certificate.

(b) The applicant for the issue of a new Warrant Certificate pursuant hereto shall bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

Section 2.04 Warrant Holder Not a Shareholder

The holding of a Warrant shall not constitute a Warrant Holder a shareholder of the Company nor entitle him to any right or interest in respect thereof.

ARTICLE THREE - OWNERSHIP AND TRANSFER

Section 3.01 - Warrants Not Transferable

The Warrants are non-transferable.

Section 3.02 - Notice to Warrant Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to Warrant Holders shall be deemed to be validly given if mailed by prepaid post or if made, given or served by facsimile or other similar means of recorded transmission. Any notice so given shall be deemed to have been received on the day following such transmission.

ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise of Warrants

The right to purchase Shares represented by the Warrant Certificate may be exercised by the Warrant Holder surrendering it, with a duly completed and executed Warrant Exercise Form together with cash, certified cheque or bank draft payable to or to the order of the Company for the Subscription Price in respect of the Shares subscribed for, in lawful money of the United States, to the Company at the Companys Head Office.

Section 4.02 - Effect of Exercise of Warrants

(a) Upon surrender and payment as aforesaid the Shares so subscribed for, the Holder shall be deemed to have become the holder of record of such Shares on the date of such surrender and payment, and such shares shall be issued at the Subscription Price in effect on the date of such surrender and payment.

(b) Within ten business days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the person in whose name the shares so subscribed for are to be issued as specified in the Warrant Exercise Form or cause to be mailed to him at his address specified in the Warrant Exercise Form, a certificate or certificates for the appropriate number of Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Section 4.03 - Subscription for Less than Entitlement

The Holder of the Warrant Certificate may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be subscribed for pursuant to the Warrant Certificate, the Holder upon exercise thereof shall, in addition, be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which he was entitled to subscribe for pursuant to the surrendered Warrant Certificate and which were not then subscribed for. Such new Warrant Certificate shall entitle the Holder to subscribe for the balance of the Shares at the same price and on the same terms and conditions as provided in the surrendered Warrant Certificate.

Section 4.04 - Warrants for Fractions of Shares

To the extent that the Holder of any Warrant Certificate is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant Certificate which in the aggregate entitle the Holder to receive a whole number of such Shares.

Section 4.05 - Expiration of Warrants

After the expiration of the period within which a Warrant Certificate is exercisable, all rights thereunder shall wholly cease and terminate and such Warrant Certificate shall be void and of no effect.

Section 4.06 - Exercise Price

The price per share which must be paid to exercise the Warrants is as set forth on the face of the Warrant Certificate.

Section 4.07 - Adjustment of Exercise Price

The exercise price and the number of Shares deliverable upon the exercise of the Warrants shall be subject to adjustment in the events and in the manner following:

(a) if and whenever the Shares at any time outstanding shall be subdivided into a greater, or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend, the exercise price shall be decreased or increased proportionately as the case may be; upon any such subdivision, consolidation, or payment of a stock dividend, the number of shares deliverable upon the, or payment of a stock dividend, the number of shares deliverable upon the exercise of the Warrants shall be increased or decreased proportionately as the case may be;

(b) in case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company, each Warrant shall, after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, confer the right to purchase the number of shares or other securities of the Company or of the company resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of such Warrant would have been entitled on such capital reorganization, reclassification, consolidation, merger or amalgamation and in any case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article Four shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of the Warrants. The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph; and

(c) the adjustments provided for in this section are cumulative.

Section 4.08 - Determination of Adjustments

If any questions shall at any time arise with respect to the exercise price, such question shall be conclusively determined by the Company's Auditors, or, if they decline to so act, any other firm of Chartered Accountants that the Company may designate and who shall have access to all appropriate records and such determination shall be binding upon the Company and the Warrant Holders.

ARTICLE FIVE - COVENANTS BY THE COMPANY

Section 5.01 - General Covenants

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for herein should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto.

ARTICLE SIX - WAIVER OF CERTAIN RIGHTS

Section 6.01 - Immunity of Shareholders, etc.

The Warrant Holder hereby waives and releases any right, cause or action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 7.01 - Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, and they shall, when so directed by these presents, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable, provided however that such additional covenants and enforcement provisions do not affect the rights or obligations of the Warrant Holders;

(b) adding to or altering the provisions hereof in respect of the registration and transfer of the Warrants, making provision for the exchange of the Warrants for different denominations and making any modification in the form of the Warrant Certificate which does not affect the substance thereof;

(c) for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(d) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this article.

Section 7.02 - Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations provided however that the corporation formed by such consolidation or into which such merger shall have been made shall be a corporation organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and shall, simultaneously with such consolidation, amalgamation or merger, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

Section 7.03 - Successor Corporation Substituted

In case the Company, pursuant to section 7.02, shall be consolidated, amalgamated or merged with or into any other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been merged shall succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger or transfer.

WARRANT EXERCISE FORM
TO: QUINCY RESOURCES INC. 309 Center Street Hancock, MI 49930

The undersigned Holder of Warrants hereby irrevocably exercises __________ Warrants and subscribes for _______ shares (the "Shares") of QUINCY RESOURCES INC. issuable on exercise of the Warrants on the terms specified in the Warrant Certificate.

The undersigned acknowledges that the certificate(s) representing the Shares will be legended with the following legends:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

The undersigned hereby directs that the said Shares be issued in the name of the undersigned and delivered to the address of the undersigned as shown on the register of Holders of Warrants, unless otherwise specified in the space provided below.
NAME(S) IN FULL	ADDRESS(ES) (include postal codes)	NUMBER OF SHARES	NUMBER OF WARRANTS

(Please Print)

DATED this _____ day of ______________, 20___.

____________________________
Witness

____________________________
Signature

____________________________
Print full name

____________________________
Address in full

____________________________

(The Company may require that the signature above be guaranteed, in which event the following must be completed.)

Signature of Warrant holder guaranteed by: ____________________________

____________________________

(Signature of Warrant holder)

____________________________
Name

____________________________
(Authorized Signature Number)

Note: If the signature of the person executing this form is to be guaranteed, it must be guaranteed by a member of a medallion guarantee program.